EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Terra Tech Corp

Irvine, California

We hereby consent to the incorporation by reference in the Supplemental Prospectus constituting a part of the Registration Statement (No. 333-210673), of our reports dated March 31, 2017, relating to the consolidated financial statements and the effectiveness of Terra Tech Corp’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Supplemental Prospectus.

/s/ Macias Gini & O’Connell LLP

Sacramento, California

June 26, 2017